Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S−4 (File No. 333-161075 and File No. 333-174004), on Form S−3 (File No. 333-174001), and Form S−8 (File No. 333-164262) of Cambium Learning Group, Inc. of our report dated March 17, 2015, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Cambium Learning Group, Inc. for the year ended December 31, 2014.

/s/ Whitley Penn LLP

Dallas, Texas

March 17, 2015